EDUVERSE" Accelerated Learning Systems, Inc.

Please  review  the  following  terms  of  the  freeENGLISH   Affiliate  Program
Agreement.

freeENGLISH Non-Exclusive Linking Agreement

This Agreement is between EDUVERSE Accelerated Learning Systems, Inc. ("EDUVERSE"), and you, the company ("you" or "Company"), and relates to your company's participation in the freeENGLISH Affiliate Program ("Program") and links from your company's web site to the www.freeENGLISH.com web site ("freeENGLISH").

1. Program Links

a) You can link your site to any area within ("freeENGLISH"). using specified URLs and links which will be provided by EDUVERSE upon the acceptance of your application into the Program. There is no limit to the number of links to freeENGLISH that you can post on your site. You may add or remove links at your discretion. You may decide where to link within freeENGLISH, and where to post the links on your site.

b) You may not use any links to freeENGLISH which were not provided by EDUVERSE without prior written approval by EDUVERSE. EDUVERSE will not be responsible for paying commissions to you for gross revenues generated from a user entering freeENGLISH from your site if you have not properly implemented the links and the URLs as specified by EDUVERSE. It is your responsibility to notify EDUVERSE of any malfunctioning of the link or any other problems with your participation in the Program.

C) EDUVERSE will provide you with a link on freeENGLISH that allows visitors from your site to return to the URL of the site you registered for the Program. EDUVERSE will remove this link upon your request. EDUVERSE may also remove this link at any time, at its sole discretion.

d) As a Program member, you may not promote your freeENGLISH links through unsolicited emailing (i.e. spamming) and newsgroup postings.

2. Tracking Your Commissions

a) During the period of your participation in the Program and subsequent to your active participation in the Program, EDUVERSE will pay you a 15% commission for all gross revenues generated from a user who initially entered freeENGLISH directly through an EDUVERSE designated link on your site and who later entered freeENGLISH either through the freeENGLISH application, the same link or through another link, using the same USERID as when the user initially entered freeENGLISH.

"Gross Revenues" means the gross amounts received by EDUVERSE from the sale of advertisements, which advertisements were displayed to your users, and from the sale of products and services through affiliate programs established by EDUVERSE, which products and services were sold to your users.

b) EDUVERSE will electronically track the users that have visited freeENGLISH from your site and will allow you to monitor the tracking. All determinations of the commissions will be made by EDUVERSE's in-house accountant or its regularly engaged independent certified public accountant which determination shall be final and binding on the parties hereto. Payments will be made in U,S. dollars within thirty (30) days after the close of each calendar quarter for advertising revenues collected during the prior calendar quarter, unless such payment amount is less than $100.00. Payments of less than $100.00 shall be carried over to each following calendar quarter and shall be made within thirty (30) days after the close of the calendar quarter in which the accumulated payment amounts equal $100.00 or more. Notwithstanding the foregoing, all payments shall be made within thirty (30) days after the close of the calendar year for amounts collected during the prior calendar year or within thirty (30) days after termination of this Agreement, whichever occurs first.

c) Within thirty (30) days after the end of each calendar month, EDUVERSE will make available to you a report listing the number of users during the preceding calendar month, the Gross Revenues collected and the commission due you.

d) EDUVERSE will maintain books and records of Gross Revenues derived from your users, in accordance with Generally Accepted Accounting Principles. On an annual basis, EDUVERSE shall engage at EDUVERSE's own expense, an independent auditor to certify EDUVERSE's compliance with the terms of this agreement and amount and accuracy of payments to you made under this agreement.

3. freeENGLISH Site Policy

a) EDUVERSE shall have the sole right and responsibility for determining the advertising pricing policy on freeENGLISH. All advertisements shall be subject to acceptance by EDUVERSE, in its sole discretion. All advertisements accepted shall be subject to the terms and conditions of EDUVERSE's then current terms and conditions of advertising. Such terms may be changed at any time, without notice to you. EDUVERSE shall have no obligation to advertise any company's products or services. Prices for advertisements shall be set solely by EDUVERSE and shall be consistent with prices for freeENGLISH advertisements In similar geographic regions. EDUVERSE reserves the right to change its prices at any time, without notice to you or advertisers.

b) You agree nor to make any representations, warranties or other statements concerning any customer service matter, including freeENGLISH policies, advertising availability and/or pricing without the prior written consent of EDUVERSE and EDUVERSE is not responsible or liable in any manner for any such statements.

4. Special Promotions

You acknowledge that in the event that you and EDUVERSE enter into any special marketing and promotional activities not set forth in this Agreement, there may be additional costs associated with such activities. You and EDUVERSE shall agree In advance In a written promotion schedule (signed by an authorized representative of EDUVERSE and your Company) as to the scope of such special marketing and promotional activities and the amount of funds and/or other resources to be contributed to such activities by you and EDUVERSE, Any and all promotion schedules shall be deemed appended to this Agreement.

5. Site Qualification

We may exclude sites that we feel do not qualify for participation in the Program because those sites: a) promote sexually explicit material, b) promote violence,

c) promote Illegal activities,

d) promote discrimination based on race, sex, religion, national origin, physical disability, sexual orientation or age, or

e) violate intellectual property rights of others.

6. Scope of Agreement

a) Participation in the Program constitutes your agreement to be bound by the terms and conditions of this Agreement. EDUVERSE reserves the right, at its discretion, to change, modify, add or delete any portion of this Agreement at any time. Notification of changes to this Agreement will be posted in the Member's Section of the Program.

b) If the terms or conditions of this Agreement in Its current form, or any future changes to this Agreement are unacceptable to you, or cause you to no longer be in compliance with the Agreement, you may terminate your participation in the Program by ceasing use of the freeENGLISH links and URL(s) and promptly notifying EDUVERSE of the same (see Section 9 regarding termination).

c) EDUVERSE may change, suspend or discontinue any aspect of the Program at any time, including the availability of any Program feature, database, or content, with thirty (30) days written notice.

7. Licensing; Ownership

a) EDUVERSE grants you a revocable, limited, non-exclusive license to use the name, logos, trademarks, service marks, trade dress, proprietary technology, graphic banners or other information (the "EDUVERSE Intellectual Property"), as provided by EDUVERSE during the registration process, on your site for the sole purpose of creating a link from your site to freeENGLISH during your participation in the Program. You may not use the EDUVERSE Intellectual Property for any other purpose. Upon termination of this Agreement, you shall immediately terminate the use of the EDUVERSE Intellectual Property. Except as expressly set forth in this Agreement, you may not copy, distribute, modify, reverse engineer, or create derivative works from the EDUVERSE Intellectual Property

b) You grant EDUVERSE a revocable, non-exclusive, worldwide, royalty-free license to use any of your names, logos, trademarks, service marks, trade dress, proprietary technology, graphic banners or other information ("Your Intellectual Property"), submitted by you for participation In this Program as reasonably necessary to perform Its obligations under this Agreement. EDUVERSE may not use Your Intellectual Property for any other purpose. Upon termination of this Agreement, EDUVERSE shall immediately terminate the use of Your Intellectual Property. Except as expressly set forth in this Agreement, EDUVERSE may not copy, distribute, modify, reverse engineer, or create derivative works from Your Intellectual Property.

C) Each party owns and shall retain all right, title and interest in its names, logos, trademarks, service marks, trade dress, copyrights and proprietary technology including without limitation, those names, logos, trademarks, service marks, trade dress, copyrights and proprietary technology currently used or which may be developed and/or used by It in the future. The goodwill associated with the use of the same shall inure solely to the benefit of the owning party.

8. Image Scans

In the event that EDUVERSE provides you with access to designated digitally scanned Images displayed on freeENGLISH, you agree to display the scans in their entirety and to limit your use of the scans to the advertisement or review of the displayed images In accordance with the U.S. Copyright Act. Should you desire to modify or use the scans in a manner which is not in accordance with the U.S Copyright Act, you agree to obtain the permission of the appropriate copyright holder prior to such modification or use. You understand and agree that you are solely responsible for compliance with the U.S. Copyright Act. In addition, you may not provide the digital scans to third parties without prior written permission from EDUVERSE. This grant of access to designated digitally scanned images shall not be construed to be a grant of access to use any other copyrighted materials, including, but not limited to reviews, articles, ad banners, photographs, Images, illustrations, audio clips and video clips displayed on freeENGLISH without prior written permission from EDUVERSE.

9. Termination

a) You may terminate your participation in the Program at any time by sending an email with the Subject "Cancellation," along with your account number to: affiliate@freeENGLISH.com. EDUVERSE will pay you all commissions accrued until the point of termination and on a quarterly basis thereafter, will continue to pay you all commissions due to you for your users until such time as there are no active freeENGLISH users that had registered on freeENGLISH from a link on your web site during your active participation in the Program.

b) With thirty (30) days written notice, EDUVERSE may, in its sole discretion, terminate or suspend your participation in the Program for any reason whatsoever, including, without limitation, breach of this Agreement or assignment of this Agreement or any portion of this Agreement by you without the prior written permission of EDUVERSE, and such termination notice may be sent by email to you. Subject to the foregoing restriction, this Agreement shall be binding upon you and EDUVERSE and your and EDUVERSE's respective heirs, executors, successors and assigns.

C) Upon termination by either you or EDUVERSE, each of us will immediately revoke the license referred to in Section 7 of this Agreement and cease any and all use of the other's name, logos, trademarks, service marks, trade dress, proprietary technology and graphic banners or other information submitted or provided by the other party, and, promptly (within ten (10) days) of the effective date of termination return or destroy all assets (digital, proprietary or otherwise), including all whole or partial copies thereof, belonging to the other; and, upon request of the other, will certify the same in writing to the other.

d) Sections 7(c), 9, 10 and 11 shall survive termination of this Agreement.

10. Your Representations; Indemnification

a) You represent and warrant that any material that is displayed on your site and/or provided by you for display an freeENGLISH will not:

i) Infringe on any third party's copyright, patent, trademark, trade secret or other proprietary rights;

ii) violate any applicable law, statute, ordinance or regulation;

iii) be defamatory or libelous;

iv) violate any applicable pornography or obscenity laws;

v) promote violence or contain hate speech; or

vii) contain viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines.

b) You agree to indemnify, defend and hold harmless EDUVERSE and Its affiliates, directors, officers, employees and agents, from and against any and all liability, claim, loss, damage, injury or expense (including reasonable attorneys' fees) brought by a third party, arising out of a breach, or alleged breach, of any of your representations, warranties or obligations herein.

11. General Provisions

a)  freeENGLISH  and  the  Program  are  provided  an an "as is"  basis  without warranties of any kind, either express or -implied, including, without limitation, warranties or implied warranties of merchantability or fitness for a particular purpose. In no event shall EDUVERSE be liable to you for any direct, indirect, special, exemplary, consequential or incidental damages, whether such damages are alleged in tort, contract or indemnity arising out of the use or inability to use the freeENGLISH, the failure for any reason to return users to your site or loss of data, even if EDUVERSE is informed of the possibility of such damages. In the event of dissatisfaction, your sole and exclusive remedy is to terminate participation in the Program. EDUVERSE is liable for any breach of this Agreement with respect to the payment of commissions due to you and with respect to the proper use of Your Intellectual Property as per this Agreement.

b) EDUVERSE agrees to defend, indemnify and hold you harmless for any loss, damage or liability for any claimed infringement of any U.S. patent right, copyright and trade secrets, or other proprietary rights asserted by any third person arising out of your use of freeENGLISH or any EDUVERSE products, provided
(1) that EDUVERSE is promptly notified in writing by you of any such claim against you, (2) that you authorize EDUVERSE to assume sole control over the defense of any such claim thereafter, together with the right to settle or compromise such claim, and (3) that you make available to EDUVERSE such information, assistance and authority as may be reasonably requested by EDUVERSE in order to enable EDUVERSE to defend any such claim, In the event any such claim is asserted, EDUVERSE shall have the right without limitation, at its option either (a) to obtain such rights and/or licenses from the claimant as may be necessary to enable you to continue using and/or marketing the EDUVERSE Products which are the subject of the claim, and/or (b) to modify the EDUVERSE Products with respect to which such claim is asserted so as to avoid further claimed infringement by such Person. EDUVERSE further agrees to indemnify and hold you harmless from and against any and all liabilities, costs, damages and expenses (including legal costs) arising out of or in connection with any issue for warranty. EDUVERSE agrees to indemnify you (including reasonable attorney's fees and costs of litigation) against and hold you harmless from any and all claims by any other party resulting from EDUVERSE's acts, omissions or representations, regardless of the form of action. A copy of EDUVERSE's current End User License Agreement for freeENGLISH is attached hereto as Exhibit A.

c) Each party shall act as an independent contractor and shall have no authority to make or accept any representations or offers on the other's behalf,

d) This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of Nevada. Any action to enforce this Agreement shall be brought in the federal or state courts located in Reno, NV.

e) If you need to send official correspondence, send it via certified mail return receipt requested to:

EDUVERSE Accelerated Learning Systems, Inc.
Suite 209, 1135 Terminal Way
Reno, NV, US 89502
Attn: General Counsel

f) The terms and conditions of this Agreement represent the entire understanding between EDUVERSE and you with respect to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements express or implied, oral or written, except as herein contained. You may not modify or amend this Agreement other than by an agreement In writing signed by both EDUVERSE and you.

I represent that I am an officer or other authorized representative of the Company with the power to enter into this Agreement on behalf of the Company. I have read and understood this Agreement and agree that the Company shall be bound by all of its terms and conditions.

COMPANY
EDUVERSE ACCELERATED

LEARNING SYSTEMS, INC.


XIN NET CORP.

Per:_______________________________
Per:_______________________________

Mark E. Bruk, President & CEO

XIAO-QING DU
Print Name

   DIRECTOR & CEV
Print Title

----------------------------------
Date

    EXHIBIT A - SINGLE END-USER LICENSE AGREEMENT FOR freeENGLISH SOFTWARE

IMPORTANT-READ CAREFULLY. This End-User License Agreement ("EULA") is a legal AGREEMENT between you (either an individual or a single entity) and EDUVERSE Accelerated Learning Systems, Inc. ("EDUVERSE") for freeENGLISH, which product includes computer software and may include associated media, printed materials, and 11 online" or electronic documentation ("SOFTWARE"). By installing, copying, or otherwise using the SOFTWARE, you agree to be bound by the terms of this EULA. If you do not agree to the terms of this EULA, EDUVERSE is unwilling to license the SOFTWARE to you. In such event, you may not use or copy the SOFTWARE.

SOFTWARE LICENSE

The SOFTWARE Is protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties. The SOFTWARE is licensed, not sold.

1) GRANT OF LICENSE This EULA grants you, the registered computer software user, the following rights:

SOFTWARE. You may install and use the SOFTWARE on personal computer(s). You may make copies of the computer software portion of the SOFTWARE.

2) DESCRIPTION OF OTHER RIGHTS AND LIMITATIONS.

LIMITATIONS on REVERSE ENGINEERING, DECOMPILATION and DISASSEMBLY. You may not reverse engineer, decompile, or disassemble the SOFTWARE, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

NOT FOR RESALE SOFTWARE. Notwithstanding other sections of this EULA, you may not sell, or otherwise transfer for value, the SOFTWARE.

RENTAL. You may not rent or lease the SOFTWARE to any party.

SOFTWARE TRANSFER. You may permanently transfer all of your rights under this EULA, provided you (a) retain no copies, (b) transfer all of the SOFTWARE (including all component parts, the media and printed materials, any upgrades, this EULA, and, if applicable, the Certificate of Authenticity), and (c) the recipient agrees to abide by all of the terms of this EULA.

SUPPORT SERVICES. EDUVERSE may provide you with support services related to the SOFTWARE ("Support Services"). The provision and use of Support Services is governed by the EDUVERSE policies and programs described in the SOFTWARE user manual and/or in "online" documentation. Any supplemental software code provided to you as part of the Support Services shall be considered part of the SOFTWARE and subject to the terms and conditions of this EULA. With respect to technical Information you provide to EDUVERSE as part of the Support Services, EDUVERSE may use such information for its business purpose, including for product updates and development. EDUVERSE will use its best efforts to not utilize such technical information in a form that personally identifies you.

TERMINATION. Without prejudice to any of EDUVERSE's other rights, EDUVERSE may terminate this EULA if you fall to comply with the terms and conditions of this EULA. In such event, you must destroy all copies of the SOFTWARE and all of its component parts; to this end you grant to EDUVERSE the right to, with or without notice, monitor your Internet accessible activities for the purpose of verifying SOFTWARE performance and/or your compliance with the terms hereof, including, but not limited to the remote monitoring and verification of your implementation, use and duplication of the SOFTWARE

3) UPGRADES. If the SOFTWARE is labeled or otherwise identified by EDUVERSE as an "upgrade", you must be properly licensed to use a product identified by EDUVERSE as being eligible for the upgrade in order to use the SOFTWARE. A SOFTWARE labeled or otherwise identified by EDUVERSE as an upgrade replaces and/or supplements the product that formed the basis for your eligibility for such upgrade. You may use the resulting upgraded product only in accordance with the terms of this EULA.

4) COPYRIGHT AND TRADEMARKS. All title, trademarks and copyrights In and pertaining to the SOFTWARE (including but not limited to any images, photographs, animation, video, audio, music, text, and applets incorporated into the SOFTWARE), the accompanying printed materials and any copies of the SOFTWARE are owned by EDUVERSE or its affiliated companies. The SOFTWARE is protected by copyright and trademark laws and international treaty provisions. You may not copy the printed materials accompanying the SOFTWARE.

You may not remove, modify or alter any EDUVERSE copyright or trademark notice from any part of the SOFTWARE, including but not limited to any such notices contained In the physical and/or electronic media or documentation, in the EDUVERSE Setup Wizard dialogue or 'about' boxes, in any of the runtime resources and/or in any web-presence or web-enabled notices, code or other embodiments originally contained in or dynamically or otherwise created by the SOFTWARE.

5) U. S, GOVERNMENT RESTRICTED RIGHTS, The SOFTWARE and documentation are provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the U. S. Government is subject to restrictions as set forth In subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software -- Restricted Rights at 48 CFR 52.227-19, as applicable.

Manufacturer is:
EDUVERSE Accelerated Learning Systems, Inc.
1135 Terminal Way, Suite 209,
Reno, NV 89502

Phone                    775.332.3325
Fax                      775.332.3326
Email                    info@eduverse.com
Web                      www.eduverse.com
Web                      www.freeENGLISH.com

7) MISCELLANEOUS If this SOFTWARE was acquired and Is used exclusively outside of the United States, then local law will apply. Should you have any questions concerning this EULA, or if you desire to contact EDUVERSE for any reason, please contact the EDUVERSE distributor serving your country, or write:

EDUVERSE Accelerated Learning Systems, Inc.
1135 Terminal Way, Suite 209,
Reno, NV 89S02

Phone                     775.332.3325
Fax                       775.332.3326
Email                     info@eduverse.com
Web                       www.eduverse.com
Web                       www.freeENGLISH.com

8) LIMITED WARRANTY. EDUVERSE warrants that (a) the SOFTWARE will, for a period of ninety (90) days from the date of your receipt, perform substantially in accordance with EDUVERSE's written materials accompanying it, and (b) any Support Services provided by EDUVERSE shall be substantially as described in applicable written materials provided to you by EDUVERSE, and (c) EDUVERSE support engineers will make commercially reasonable efforts to solve any problem issues with the SOFTWARE. To the extent that implied warranties on the SOFTWARE are disclaimable, they are disclaimed hereinbelow. Some states and jurisdictions do not allow disclaimers of or limitations on the duration of an implied warranty, so the above limitation may not apply to you. To the extent implied warranties may not be entirely disclaimed but implied warranty limitations are allowed by applicable law, implied warranties on the SOFTWARE, if any, are limited to ninety (90) days.

CUSTOMER REMEDIES. EDUVERSE's and its suppliers' entire liability and your exclusive remedy shall be for EDUVERSE to repair or replace the component(s) of the SOFTWARE that do not meet EDUVERSE's Limited Warranty. This Limited Warranty is void if failure of the SOFTWARE has resulted from accident, abuse, or misapplication. Any replacement SOFTWARE will be warranted for the remainder, of the original warranty period or thirty (30) days, whichever is longer.

NO OTHER WARRANTIES TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EDUVERSE AND ITS SUPPLIERS DISCLAIM ALL, OTHER WARRANTIES AND CONDITIONS, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT, WITH REGARD TO THE SOFTWARE AND THE PROVISION OF OR FAILURE TO PROVIDE SUPPORT SERVICES, THIS LIMITED WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHERS, WHICH VARY FROM STATE/] URTSDICTION TO STATE/JURISDICTION.

9) LIMITATION OF LIABILITY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EDUVERSE OR ITS SUPPLIERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, WITHOUT
LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROMS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE OR THE PROVISION OF OR FAILURE TO PROVIDE SUPPORT SERVICES, EVEN IF EDUVERSE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.